EXHIBIT 1
JOINT FILING STATEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D with respect to the Class A Common Stock of Better Home & Finance Holding Company, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: September 1, 2023

PBRA, LLC

By:	/s/ Howard Newman
Name: Howard Newman
Title: Chairman, Chief Executive Officer

PINE BROOK ROAD ASSOCIATES II, L.P.
By: PBRA, LLC, its General Partner

By:	/s/ Howard Newman
Name: Howard Newman
Title: Chairman, Chief Executive Officer

PINE BROOK CAPITAL PARTNERS II, L.P.
By: Pine Brook Road Associates II, L.P., its General Partner
By: PBRA, LLC, its General Partner

By:	/s/ Howard Newman
Name: Howard Newman
Title: Chairman, Chief Executive Officer

PINE BROOK ROAD ADVISORS, L.P.
By: PBRA, LLC, its General Partner

By:	/s/ Howard Newman
Name: Howard Newman
Title: Chairman, Chief Executive Officer

HOWARD NEWMAN

By:	/s/ Howard Newman
Name: Howard Newman